BANKWELL FINANCIAL GROUP REPORTS OPERATING RESULTS FOR THE THIRD QUARTER AND DECLARES FOURTH QUARTER DIVIDEND
New Canaan, CT – October 30, 2019 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $4.1 million or $0.52 per share for the third quarter of 2019, versus $4.9 million or $0.62 per share for the same period in 2018.
The Company's Board of Directors declared a $0.13 per share cash dividend, payable November 25, 2019 to shareholders of record on November 15, 2019.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
“We have succeeded in achieving many significant performance objectives this quarter. We continue to maintain a disciplined approach to loan pricing, thereby protecting the earnings quality of our balance sheet. As a result, we have experienced a modest decrease in loan balances. Importantly, our reliance on wholesale funding has been reduced significantly, and we have also initiated meaningful deposit rate cuts. Our liability sensitive balance sheet has us well positioned to take further advantage of the reduction in rates just announced by the Federal Reserve today.”
Third Quarter 2019 Highlights:

•	Third quarter diluted earnings per share were $0.52, a decrease of 16% compared to the third quarter of 2018.

•	Total noninterest income was $1.6 million for the third quarter of 2019, or 11% of total revenue.

•	Return on average assets for the nine months ended September 30, 2019 totaled 1.05% compared to 1.03% for the same period in 2018.

•	Return on average tangible common equity for the third quarter of 2019 totaled 9.26% and totaled 11.24% for the nine months ended September 30, 2019.

•	Total gross loans were $1.6 billion for the third quarter of 2019.

•	The allowance for loan losses was $13.2 million and represents 0.84% of total loans.

•	Investment securities totaled $105.5 million and represent 6% of total assets.

•	Total deposits were $1.5 billion for the third quarter of 2019.

•	Noninterest bearing deposits totaled $178.7 million for the third quarter of 2019, up 11% when compared to the second quarter of 2019, primarily due to successful treasury management efforts.

•	The tangible common equity ratio and tangible book value per share were 9.33% and $22.34, respectively.

•	The efficiency ratio was 58.3% for the nine months ended September 30, 2019 compared to 59.6% for the same period in 2018.

•	Tax equivalent net interest margin was 2.96% for the third quarter of 2019 and 3.07% for the nine months ended September 30, 2019.
Earnings and Performance
Revenues (net interest income plus noninterest income) for the quarter ended September 30, 2019 were $14.6 million, a decrease of 4% compared to the quarter ended September 30, 2018. Revenues for the nine months ended September 30, 2019 were $45.1 million, versus $45.2 for the nine months ended September 30, 2018. The decrease in revenues for the quarter and nine months ended September 30, 2019 was primarily due to an increase in the cost of interest bearing deposits and lower loan balances, when compared to the same periods in 2018. The decrease in revenues were partially offset by fees recognized from elevated loan prepayments, increases in gains and fees from the sales of loans and fees associated with loan related interest rate swaps. Prepayment fees totaled $0.5 million for the quarter ended September 30, 2019 compared to $40 thousand for the same period in 2018. Prepayment fees totaled $2.6 million for the nine months ended September 30, 2019 compared to $0.3 million for the same period in 2018.

Net income for the quarter ended September 30, 2019 was $4.1 million, versus $4.9 million for the quarter ended September 30, 2018, a decrease of 16%. Net income for the nine months ended September 30, 2019 was $14.7 million, versus $14.2 million for the nine months ended September 30, 2018, an increase of 4%. Net income for the quarter ended September 30, 2019 was negatively impacted by the aforementioned increase in the cost of interest bearing deposits and decreased revenue from lower loan balances. For the nine months ending September 30, 2019, fees recognized from elevated loan prepayments as well as the gains and fees from loans sales and loan related interest rate swaps more than offset the impact of the increase in the cost of interest bearing deposits.
Basic and diluted earnings per share were each $0.52 for the quarter ended September 30, 2019 compared to $0.62 for the quarter ended September 30, 2018. Basic and diluted earnings per share were $1.88 and $1.87, respectively, for the nine months ended September 30, 2019 compared to basic and diluted earnings per share of $1.81 and $1.80, respectively, for the nine months ended September 30, 2018.
The Company’s efficiency ratios for the quarters ended September 30, 2019 and September 30, 2018 were 58.9% and 58.6%, respectively. The Company's efficiency ratios for the nine months ended September 30, 2019 and September 30, 2018 were 58.3% and 59.6%, respectively. In addition to the previously described changes in revenue, the efficiency ratio was also impacted by a reduction in noninterest expense from continued disciplined expense management.
The net interest margin (fully taxable equivalent basis) for the quarter ended September 30, 2019 and 2018 was 2.96% and 3.21%, respectively. The net interest margin for the nine months ended September 30, 2019 and 2018 was 3.07% and 3.17%, respectively. The decrease in the net interest margin for the three and nine months ended September 30, 2019 compared to the same periods in 2018 was due to higher rates on interest bearing deposits, partially offset by incremental fees from loan prepayments.
Financial Condition
Assets totaled $1.86 billion at September 30, 2019, compared to assets of $1.87 billion at December 31, 2018. The decrease in assets is driven by a reduction in gross loans to $1.56 billion at September 30, 2019 versus $1.60 billion at December 31, 2018. Deposits totaled $1.47 billion, compared to $1.50 billion at December 31, 2018. The decrease in deposits was primarily driven by a reduction in wholesale funding.
Capital
Shareholders’ equity totaled $176.0 million as of September 30, 2019, an increase of $1.8 million compared to December 31, 2018, primarily a result of net income for the nine months ended September 30, 2019 of $14.7 million. The increase was partially offset by a $10.2 million unfavorable impact to accumulated other comprehensive income driven by fair value marks related to hedge positions involving interest rate swaps, as well as dividends paid of $3.1 million and common stock repurchases of $1.0 million. The marks on the interest rate swaps are driven by declining market interest rates. The Company's interest rate swaps are primarily used to hedge interest rate risk in relation to its funding sources. The Company's current derivative positions will cause a decrease to other comprehensive income in a falling interest rate environment and an increase in a rising interest rate environment. As of September 30, 2019, the tangible common equity ratio and tangible book value per share were 9.33% and $22.34, respectively.
About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.
Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity and tangible book value per share are useful to evaluate the relative strength of the Company's capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
ASSETS
Cash and due from banks	$83,109	$75,647	$88,827	$75,411	$84,437
Federal funds sold	—	3,237	4,764	2,701	2,664
Cash and cash equivalents	83,109	78,884	93,591	78,112	87,101

Investment securities
Marketable equity securities, at fair value	2,120	2,090	2,049	2,009	—
Available for sale investment securities, at fair value	86,017	93,017	96,423	93,154	94,438
Held to maturity investment securities, at amortized cost	17,365	21,318	21,364	21,421	21,464
Total investment securities	105,502	116,425	119,836	116,584	115,902
Loans receivable (net of allowance for loan losses of $13,212, $13,890, $15,430, $15,462 and $19,311 at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018, respectively)	1,548,988	1,551,620	1,578,609	1,586,775	1,585,465
Other real estate owned	—	1,217	—	—	—
Accrued interest receivable	5,916	6,165	6,534	6,375	6,055
Federal Home Loan Bank stock, at cost	7,475	7,475	7,475	8,110	9,210
Premises and equipment, net	28,892	29,060	29,629	19,771	20,245
Bank-owned life insurance	41,433	41,178	40,925	40,675	40,413
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangible assets	232	251	270	290	309
Deferred income taxes, net	6,591	5,596	4,835	4,347	4,583
Other assets	27,815	19,205	13,465	10,037	13,164
Total assets	$1,858,542	$1,859,665	$1,897,758	$1,873,665	$1,885,036

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$178,733	$161,704	$161,844	$173,198	$162,473
Interest bearing deposits	1,291,551	1,316,027	1,359,521	1,329,046	1,330,696
Total deposits	1,470,284	1,477,731	1,521,365	1,502,244	1,493,169

Advances from the Federal Home Loan Bank	150,000	150,000	150,000	160,000	180,000
Subordinated debentures	25,194	25,181	25,168	25,155	25,142
Accrued expenses and other liabilities	37,052	29,813	24,384	12,070	11,971
Total liabilities	1,682,530	1,682,725	1,720,917	1,699,469	1,710,282

Shareholders’ equity
Common stock, no par value	120,343	120,064	120,750	120,527	120,188
Retained earnings	66,870	63,801	59,247	54,706	52,386
Accumulated other comprehensive (loss) income	(11,201)	(6,925)	(3,156)	(1,037)	2,180
Total shareholders’ equity	176,012	176,940	176,841	174,196	174,754

Total liabilities and shareholders’ equity	$1,858,542	$1,859,665	$1,897,758	$1,873,665	$1,885,036

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended					For the Nine Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Interest and dividend income
Interest and fees on loans	$19,055	$19,540	$20,096	$20,030	$19,153	$58,691	$54,685
Interest and dividends on securities	903	992	997	1,009	1,002	2,892	2,912
Interest on cash and cash equivalents	535	514	383	504	345	1,432	924
Total interest and dividend income	20,493	21,046	21,476	21,543	20,500	63,015	58,521

Interest expense
Interest expense on deposits	6,331	6,319	6,100	5,942	5,044	18,750	13,009
Interest expense on borrowings	1,151	1,132	1,103	1,134	1,210	3,386	3,653
Total interest expense	7,482	7,451	7,203	7,076	6,254	22,136	16,662

Net interest income	13,011	13,595	14,273	14,467	14,246	40,879	41,859
Provision (Credit) for loan losses	773	(841)	195	2,795	322	127	645
Net interest income after provision (credit) for loan losses	12,238	14,436	14,078	11,672	13,924	40,752	41,214

Noninterest income
Gains and fees from sales of loans	703	617	89	149	150	1,409	835
Service charges and fees	264	263	249	284	285	776	806
Bank owned life insurance	255	254	249	262	267	758	795
Net gain on sale of available for sale securities	—	76	—	—	—	76	222
Loss on sale of other real estate owned, net	(102)	—	—	—	—	(102)	—
Other	432	126	721	(94)	157	1,279	641
Total noninterest income	1,552	1,336	1,308	601	859	4,196	3,299

Noninterest expense
Salaries and employee benefits	4,881	4,555	4,836	4,503	4,903	14,272	14,470
Occupancy and equipment	1,946	1,833	1,887	1,671	1,771	5,666	5,119
Data processing	505	551	512	487	512	1,568	1,546
Professional services	346	519	590	583	321	1,455	1,520
Director fees	235	215	189	295	260	639	749
Marketing	210	348	193	416	395	751	1,171
Amortization of intangibles	19	19	19	20	24	57	72
FDIC insurance	(125)	76	123	159	203	74	620
Other	655	639	626	662	481	1,920	1,570
Total noninterest expense	8,672	8,755	8,975	8,796	8,870	26,402	26,837

Income before income tax expense	5,118	7,017	6,411	3,477	5,913	18,546	17,676
Income tax expense	1,030	1,441	1,331	216	1,056	3,802	3,504
Net income	$4,088	$5,576	$5,080	$3,261	$4,857	$14,744	$14,172

Earnings Per Common Share:
Basic	$0.52	$0.71	$0.65	$0.42	$0.62	$1.88	$1.81
Diluted	$0.52	$0.71	$0.65	$0.41	$0.62	$1.87	$1.80

Weighted Average Common Shares Outstanding:
Basic	7,750,490	7,773,466	7,760,460	7,749,616	7,738,343	7,761,441	7,712,924
Diluted	7,766,485	7,790,760	7,776,378	7,781,153	7,763,935	7,788,839	7,758,762
Dividends per common share	$0.13	$0.13	$0.13	$0.12	$0.12	$0.39	$0.36

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarter Ended					For the Nine Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Performance ratios:
Return on average assets	0.87%	1.20%	1.10%	0.69%	1.04%	1.05%	1.03%
Return on average stockholders' equity	9.12%	12.48%	11.60%	7.28%	11.13%	11.06%	11.23%
Return on average tangible common equity	9.26%	12.68%	11.80%	7.40%	11.32%	11.24%	11.43%
Net interest margin	2.96%	3.07%	3.19%	3.20%	3.21%	3.07%	3.17%
Efficiency ratio(1)	58.9%	58.6%	57.5%	58.2%	58.6%	58.3%	59.6%

Net loan charge-offs as a % of average loans	0.09%	0.04%	0.01%	0.41%	—%	0.15%	0.02%

Dividend payout ratio	25.00%	18.31%	20.00%	29.27%	19.35%	20.86%	20.00%

	As of
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(2)	12.65%	12.40%	12.00%	11.56%	11.43%
Total Capital to Risk-Weighted Assets(2)	13.47%	13.26%	12.94%	12.50%	12.61%
Tier I Capital to Risk-Weighted Assets(2)	12.65%	12.40%	12.00%	11.56%	11.43%
Tier I Capital to Average Assets(2)	10.88%	10.75%	10.53%	10.14%	10.14%
Tangible common equity to tangible assets	9.33%	9.38%	9.18%	9.16%	9.13%
Tangible book value per common share(3)	$22.34	$22.47	$22.38	$22.06	$22.20
(1)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(2)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.
(3)Excludes unvested restricted shares of 88,473, 94,598, 99,061, 77,624, and 101,759 as of September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Allowance for loan losses:
Balance at beginning of period	$13,890	$15,430	$15,462	$19,311	$19,006
Charge-offs:
Residential real estate	(78)	(565)	(233)	(348)	(16)
Commercial real estate	(594)	—	—	(5,596)	—
Commercial business	(748)	(130)	(3)	(719)	—
Consumer	(57)	(13)	(2)	(15)	(2)
Total charge-offs	(1,477)	(708)	(238)	(6,678)	(18)
Recoveries:
Commercial real estate	—	—	—	18	—
Commercial business	2	6	10	15	—
Consumer	24	3	1	1	1
Total recoveries	26	9	11	34	1
Net loan charge-offs	(1,451)	(699)	(227)	(6,644)	(17)
Provision (Credit) for loan losses	773	(841)	195	2,795	322
Balance at end of period	$13,212	$13,890	$15,430	$15,462	$19,311

	As of
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Asset quality:
Nonaccrual loans
Residential real estate	$1,583	$1,716	$3,516	$3,812	$4,725
Commercial real estate	5,332	4,535	5,880	5,950	12,182
Commercial business	2,963	5,437	3,837	4,320	5,057
Total nonaccrual loans	9,878	11,688	13,233	14,082	21,964
Other real estate owned	—	1,217	—	—	—
Total nonperforming assets	$9,878	$12,905	$13,233	$14,082	$21,964

Nonperforming loans as a % of total loans	0.63%	0.75%	0.83%	0.88%	1.37%
Nonperforming assets as a % of total assets	0.53%	0.69%	0.70%	0.75%	1.17%
Allowance for loan losses as a % of total loans	0.84%	0.89%	0.97%	0.96%	1.20%
Allowance for loan losses as a % of nonperforming loans	133.75%	118.84%	116.60%	109.80%	87.92%
Nonperforming assets as a percentage of total assets was 0.53% at September 30, 2019, down from 0.75% at December 31, 2018. Net charge-offs to average loans was 0.09% for the quarter ended September 30, 2019. The allowance for loan losses at September 30, 2019 was $13.2 million, representing 0.84% of total loans. The Company continues to work on the resolution of the previously disclosed large nonperforming lending relationship. Progress to date has been in line with the Company's estimates and, subsequent to the end of the third quarter 2019, a claim has been submitted to the Small Business Administration ("SBA") to recover the remaining balance. During the quarter ended September 30, 2019, the Company sold its other real estate owned ("OREO") property for a loss of $0.1 million. The Company does not have any OREO as of September 30, 2019.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	September 30, 2019	June 30, 2019	December 31, 2018	Current QTD % Change	YTD % Change
Residential Real Estate	$159,193	$164,066	$178,079	(3.0)%	(10.6)%
Commercial Real Estate(1)	1,096,856	1,080,846	1,094,066	1.5%	0.3%
Construction	89,878	89,236	73,191	0.7%	22.8%
Total Real Estate Loans	1,345,927	1,334,148	1,345,336	0.9%	—%

Commercial Business	218,145	233,364	258,978	(6.5)%	(15.8)%

Consumer	260	297	412	(12.5)%	(36.9)%
Total Loans	$1,564,332	$1,567,809	$1,604,726	(0.2)%	(2.5)%

(1) Includes owner occupied commercial real estate.

Period End Deposit Composition	September 30, 2019	June 30, 2019	December 31, 2018	Current QTD % Change	YTD % Change
Noninterest bearing demand	$178,733	$161,704	$173,198	10.5%	3.2%
NOW	60,645	67,793	61,869	(10.5)%	(2.0)%
Money Market	411,248	434,385	471,968	(5.3)%	(12.9)%
Savings	176,232	174,319	180,487	1.1%	(2.4)%
Time	643,426	639,530	614,722	0.6%	4.7%
Total Deposits	$1,470,284	$1,477,731	$1,502,244	(0.5)%	(2.1)%

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME & EXPENSE - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	September 30, 2019	June 30, 2019	September 30, 2018	Sep 19 vs. June 19 % Change	Sep 19 vs. Sep 18 % Change
Gains and fees from sales of loans	$703	$617	$150	13.9%	368.7%
Service charges and fees	264	263	285	0.4%	(7.4)%
Bank owned life insurance	255	254	267	0.4%	(4.5)%
Net gain on sale of available for sale securities	—	76	—	(100.0)%	N/A
Loss on sale of other real estate owned, net	(102)	—	—	N/A	N/A
Other	432	126	157	242.9%	175.2%
Total noninterest income	$1,552	$1,336	$859	16.2%	80.7%
Noninterest income increased by $0.7 million, or 81%, to $1.6 million for the quarter ended September 30, 2019 compared to the quarter ended September 30, 2018. The increase in noninterest income was primarily a result of a $0.6 million increase in gains and fees from the sales of loans, driven by a higher volume of loans sold for the quarter ended September 30, 2019 compared to the same period in 2018.

	For the Quarter Ended
Noninterest expense	September 30, 2019	June 30, 2019	September 30, 2018	Sep 19 vs. June 19 % Change	Sep 19 vs. Sep 18 % Change
Salaries and employee benefits	$4,881	$4,555	$4,903	7.2%	(0.4)%
Occupancy and equipment	1,946	1,833	1,771	6.2%	9.9%
Data processing	505	551	512	(8.3)%	(1.4)%
Professional services	346	519	321	(33.3)%	7.8%
Director fees	235	215	260	9.3%	(9.6)%
Marketing	210	348	395	(39.7)%	(46.8)%
Amortization of intangibles	19	19	24	—%	(20.8)%
FDIC insurance	(125)	76	203	(264.5)%	(161.6)%
Other	655	639	481	2.5%	36.2%
Total noninterest expense	$8,672	$8,755	$8,870	(0.9)%	(2.2)%
Noninterest expense decreased by $0.2 million, or 2%, to $8.7 million for the quarter ended September 30, 2019 compared to the quarter ended September 30, 2018. The decrease in noninterest expense was primarily a result of a $0.3 million decrease in FDIC insurance expense driven by a credit received during the quarter ended September 30, 2019 as well as a $0.2 million decrease in marketing expenses. The decrease in noninterest expense was partially offset by a $0.2 million increase in occupancy and equipment expense primarily related to the Company's investment in technology as part of upgrading the branch network applications.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME & EXPENSE - YTD (unaudited)
(Dollars in thousands)

	For the Nine Months Ended
Noninterest income	September 30, 2019	September 30, 2018	% Change
Gains and fees from sales of loans	$1,409	$835	68.7%
Service charges and fees	776	806	(3.7)%
Bank owned life insurance	758	795	(4.7)%
Net gain on sale of available for sale securities	76	222	(65.8)%
Loss on sale of other real estate owned, net	(102)	—	N/A
Other	1,279	641	99.5%
Total noninterest income	$4,196	$3,299	27.2%
Noninterest income increased by $0.9 million, or 27%, for the nine months ended September 30, 2019 compared to the nine months ended September 30, 2018. The increase in noninterest income was primarily a result of a $0.6 million increase in gains and fees from sales of loans and a $0.6 million increase in other income. The increase in gains and fees from sales of loans was driven by a higher volume of loans sold for the nine months ended September 30, 2019 compared to the same period in 2018. The increase in other income was mainly attributable to loan related interest rate swap fees.

	For the Nine Months Ended
Noninterest expense	September 30, 2019	September 30, 2018	% Change
Salaries and employee benefits	$14,272	$14,470	(1.4)%
Occupancy and equipment	5,666	5,119	10.7%
Data processing	1,568	1,546	1.4%
Professional services	1,455	1,520	(4.3)%
Marketing	751	1,171	(35.9)%
Director fees	639	749	(14.7)%
FDIC insurance	74	620	(88.1)%
Amortization of intangibles	57	72	(20.8)%
Other	1,920	1,570	22.3%
Total noninterest expense	$26,402	$26,837	(1.6)%

Noninterest expense decreased $0.4 million, or 2%, for the nine months ended September 30, 2019 compared to the nine months ended September 30, 2018. The decrease in noninterest expense was primarily a result of a $0.5 million decrease in FDIC insurance expense driven by a credit received during the quarter ended September 30, 2019, as well as a $0.4 million decrease in marketing expenses. The decrease in noninterest expense was partially offset by an increase of $0.5 million in occupancy and equipment expense associated with a full nine months of expenses from the prior year's branch expansion and a $0.4 million increase in other expenses.

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Total Equity	$176,012	$176,940	$176,841	$174,196	$174,754
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	232	251	270	290	309
Tangible Common Equity	$173,191	$174,100	$173,982	$171,317	$171,856

Total Assets	$1,858,542	$1,859,665	$1,897,758	$1,873,665	$1,885,036
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	232	251	270	290	309
Tangible Assets	$1,855,721	$1,856,825	$1,894,899	$1,870,786	$1,882,138

Tangible Common Equity to Tangible Assets	9.33%	9.38%	9.18%	9.16%	9.13%

	As of
Computation of Tangible Book Value per Common Share	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Total shareholders' equity	$176,012	$176,940	$176,841	$174,196	$174,754
Less:
Preferred stock	—	—	—	—	—
Common shareholders' equity	$176,012	$176,940	$176,841	$174,196	$174,754
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	232	251	270	290	309
Tangible common shareholders' equity	$173,191	$174,100	$173,982	$171,317	$171,856
Common shares	7,841,103	7,841,103	7,873,471	7,842,271	7,842,996
Less:
Shares of unvested restricted stock	88,473	94,598	99,061	77,624	101,759
Common shares less unvested restricted stock	7,752,630	7,746,505	7,774,410	7,764,647	7,741,237
Book value per share	$22.70	$22.84	$22.75	$22.43	$22.57
Less:
Effects of intangible assets	$0.36	$0.37	$0.37	$0.37	$0.37

Tangible Book Value per Common Share	$22.34	$22.47	$22.38	$22.06	$22.20

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands)

	For the Quarter Ended					For the Nine Months Ended
Computation of Efficiency Ratio	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Noninterest expense	$8,672	$8,755	$8,975	$8,796	$8,870	$26,402	$26,837
Less:
Amortization of intangible assets	19	19	19	20	24	57	72
Other real estate owned expenses	13	24	—	—	—	37	—
Adjusted noninterest expense	$8,640	$8,712	$8,956	$8,776	$8,846	$26,308	$26,765
Net interest income	$13,011	$13,595	$14,273	$14,467	$14,246	$40,879	$41,859
Noninterest income	1,552	1,336	1,308	601	859	4,196	3,299
Less:
Net gain on sale of available for sale securities	—	76	—	—	—	76	222
Loss on sale of other real estate owned, net	(102)	—	—	—	—	(102)	—
Adjusted operating revenue	$14,665	$14,855	$15,581	$15,068	$15,105	$45,101	$44,936

Efficiency ratio	58.9%	58.6%	57.5%	58.2%	58.6%	58.3%	59.6%

	For the Quarter Ended					For the Nine Months Ended
Computation of Return on Average Tangible Common Equity	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Net Income Attributable to Common Shareholders	$4,088	$5,576	$5,080	$3,261	$4,857	$14,744	$14,172
Total average shareholders' equity	$177,916	$179,217	$177,532	$177,685	$173,199	$178,237	$168,780
Less:
Average Goodwill	2,589	2,589	2,589	2,589	2,589	2,589	2,589
Average Other intangibles	244	264	283	302	325	264	349
Average tangible common equity	$175,083	$176,364	$174,660	$174,794	$170,285	$175,384	$165,842

Annualized Return on Average Tangible Common Equity	9.26%	12.68%	11.80%	7.40%	11.32%	11.24%	11.43%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest	Yield/ Rate (5)	Average Balance	Interest	Yield/ Rate (5)
Assets:
Cash and Fed funds sold	$86,967	$535	2.44%	$70,111	$345	1.95%
Securities(1)	109,247	845	3.09%	118,311	937	3.17%
Loans:
Commercial real estate	1,066,256	12,590	4.62%	1,030,336	12,445	4.73%
Residential real estate	161,312	1,559	3.87%	185,625	1,724	3.71%
Construction(2)	86,342	1,141	5.17%	92,537	1,225	5.18%
Commercial business	248,116	3,761	5.93%	279,454	3,752	5.25%
Consumer	229	4	6.93%	393	7	6.79%
Total loans	1,562,255	19,055	4.77%	1,588,345	19,153	4.72%
Federal Home Loan Bank stock	7,474	113	6.02%	9,297	137	5.88%
Total earning assets	1,765,943	$20,548	4.55%	1,786,064	$20,572	4.51%
Other assets	103,742			68,838
Total assets	$1,869,685			$1,854,902

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$62,444	$26	0.17%	$59,618	$54	0.36%
Money market	423,638	1,739	1.63%	483,105	1,741	1.43%
Savings	174,587	740	1.68%	136,683	502	1.46%
Time	644,536	3,826	2.36%	607,044	2,747	1.80%
Total interest bearing deposits	1,305,205	6,331	1.92%	1,286,450	5,044	1.56%
Borrowed Money	175,185	1,151	2.57%	216,483	1,210	2.19%
Total interest bearing liabilities	1,480,390	$7,482	2.01%	1,502,933	$6,254	1.65%
Noninterest bearing deposits	177,922			167,198
Other liabilities	33,457			11,572
Total liabilities	1,691,769			1,681,703
Shareholders' equity	177,916			173,199
Total liabilities and shareholders' equity	$1,869,685			$1,854,902
Net interest income(3)		$13,066			$14,318
Interest rate spread			2.54%			2.86%
Net interest margin(4)			2.96%			3.21%
(1)Average balances and yields for securities are based on amortized cost.
(2)Includes commercial and residential real estate construction.
(3)The adjustment for securities and loans taxable equivalency amounted to $55 thousand and $72 thousand for the quarter ended September 30, 2019 and 2018, respectively.
(4)Annualized net interest income as a percentage of earning assets.
(5)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Nine Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest	Yield/ Rate (5)	Average Balance	Interest	Yield/ Rate (5)
Assets:
Cash and Fed funds sold	$84,212	$1,432	2.27%	$73,823	$924	1.67%
Securities(1)	115,586	2,722	3.14%	118,434	2,746	3.09%
Loans:
Commercial real estate	1,061,536	38,176	4.74%	1,001,058	34,714	4.57%
Residential real estate	169,297	4,892	3.85%	192,254	5,309	3.68%
Construction(2)	84,487	3,412	5.33%	93,617	3,551	5.00%
Commercial business	259,154	12,198	6.21%	281,348	11,088	5.20%
Consumer	274	13	6.60%	521	23	5.77%
Total loans	1,574,748	58,691	4.91%	1,568,798	54,685	4.60%
Federal Home Loan Bank stock	7,512	365	6.49%	9,311	379	5.43%
Total earning assets	1,782,058	$63,210	4.68%	1,770,366	$58,734	4.38%
Other assets	89,332			68,141
Total assets	$1,871,390			$1,838,507

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$61,872	$101	0.22%	$60,616	$93	0.21%
Money market	447,008	5,567	1.67%	482,204	4,422	1.23%
Savings	176,491	2,252	1.71%	110,622	964	1.17%
Time	638,978	10,830	2.27%	617,269	7,530	1.63%
Total interest bearing deposits	1,324,349	18,750	1.89%	1,270,711	13,009	1.37%
Borrowed Money	175,290	3,386	2.55%	221,597	3,653	2.17%
Total interest bearing liabilities	1,499,639	$22,136	1.97%	1,492,308	$16,662	1.49%
Noninterest bearing deposits	166,864			164,604
Other liabilities	26,650			12,815
Total liabilities	1,693,153			1,669,727
Shareholders' equity	178,237			168,780
Total liabilities and shareholders' equity	$1,871,390			$1,838,507
Net interest income(3)		$41,074			$42,072
Interest rate spread			2.71%			2.89%
Net interest margin(4)			3.07%			3.17%
(1)Average balances and yields for securities are based on amortized cost.
(2)Includes commercial and residential real estate construction.
(3)The adjustment for securities and loans taxable equivalency amounted to $195 thousand and $213 thousand for the nine months ended September 30, 2019 and 2018, respectively.
(4)Annualized net interest income as a percentage of earning assets.
(5)Yields are calculated using the contractual day count convention for each respective product type.